Exhibit 4.2
REGISTRATION RIGHTS AGREEMENT
          This Registration Rights Agreement (this “Agreement”) is made and entered into as of October 1, 2007, by and between Health Benefits Direct Corporation, a Delaware corporation (the “Company”), and Robert J. Oakes, Jeff Brocco, Tim Savery and Lisa Roetz (each individually a “Stockholder” and collectively the “Stockholders”). The Company and each of the Stockholders hereinafter may be referred to individually as a “Party,” and collectively as the “Parties.”
Background
          This Agreement is made pursuant to the Agreement and Plan of Merger, dated as of September 21, 2007, by and among the Company, HBDC Acquisition LLC, a Delaware limited liability company and wholly owned subsidiary of the Company, System Consulting Associates, Inc., a Pennsylvania corporation, (“SCA”), and the Stockholders (the “Merger Agreement”).
Agreement
          The Company and the Stockholders hereby agree as follows:
1. Definitions. As used in this Agreement, the following terms have the meanings specified in this Section 1.
     (a) “1933 Act” is defined in Section 2(a).
     (b) “1934 Act” is defined in Section 5.
     (c) “Agreement” is defined in the Introduction above.
     (d) “Common Stock” means the Common Stock, par value $0.001 per share, of the Company.
     (e) “Company” is defined in the Introduction above.
     (f) “Losses” is defined in Section 5.
     (g) “Merger Agreement” is defined in the Background above.
     (h) “Party” and “Parties” are defined in the Introduction above.
     (i) “Person” means any natural person, business trust, corporation, partnership, limited liability company, joint stock company, proprietorship, association, trust, joint venture, unincorporated association or any other legal entity of whatever nature.
     (j) “Piggyback Registration” is defined in Section 2(a).

     (k) “Registrable Securities” means the Common Stock acquired by the Stockholders under the Merger Agreement. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have been (i) effectively registered under the 1933 Act and disposed of in accordance with a registration statement covering them, (ii) transferred pursuant to Rule 144 (or any similar provision then in force), or (iii) sold in a private transaction to someone other than the Stockholders.
     (l) “Registration Expenses” means all expenses incident to the Company’s performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, expenses and fees for listing the Registrable Securities on exchanges on which similar securities issued by the Company are then listed, and fees and disbursements of counsel for the Company and of all independent registered public accountants, underwriters (other than Underwriting Commissions) and other Persons retained by the Company.
     (m) “SEC” means the Securities and Exchange Commission, or such other comparable agency or commission, and any successor agency thereto.
     (n) “Stockholders” is defined in the Introduction above.
     (o) “Third Party Registrable Securities” means securities of the Company other than Registrable Securities, held by a Person other than the Stockholders, that the Company intends to include in a registration of securities under the 1933 Act.
     (p) “Underwriting Commissions” means all underwriting discounts or commissions relating to the sale of securities of the Company, but excludes any expenses reimbursed to underwriters.
2. Piggyback Registrations.
     (a) Right to Piggyback. Whenever the Company proposes to register any of its securities under the Securities Act of 1933, as amended (the “1933 Act”), and the registration form to be used may be used for the registration of Registrable Securities, the Company shall give prompt written notice to all holders of Registrable Securities and shall include in such registration, subject to the allocation provisions below, all Registrable Securities with respect to which the Company has received written requests for inclusion within 20 calendar days after the Company’s mailing of such notice (a “Piggyback Registration”). The Company shall not select a form of registration statement that imposes, for its use, limitations on the maximum value or number of securities that may be registered if these limitations would preclude registration of the Registrable Securities that the Company has been requested to include in such registration. It is the Company’s current intention to initiate the registration of certain shares of its Common Stock within sixty days after the date of this Agreement.
     (b) Piggyback Expenses. In all Piggyback Registrations, the Company shall pay the Registration Expenses related to the Registrable Securities of the Stockholders, but each of the Stockholders shall pay the Underwriting Commissions related to his or her Registrable Securities.

     (c) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary offering of the Company’s securities, and the managing underwriter(s) advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering at a price reasonably related to fair value, the Company shall allocate the securities to be included as follows: (i) first, the securities the Company proposes to sell on its own behalf, and (ii) second, Registrable Securities requested to be included in such registration and Third Party Registrable Securities, if any, pro rata on the basis of the number of Registrable Securities requested to be included in such registration in proportion to the aggregate number of Registrable Securities requested to be included in such registration plus Third Party Registrable Securities. For illustration purposes only, if any Stockholder requests that 100 shares be included in a registration and 200 Third Party Registrable Securities are also to be included in such registration, but the total remaining available securities under such registration is 150 shares, then 50 shares of Registrable Securities, and 100 shares of Third Party Registrable Securities, would be included in such registration.
     (d) Priority on Secondary Registrations. If a Piggyback Registration is initiated as an underwritten secondary offering of the Company’s securities and the managing underwriter(s) advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering at a price reasonably related to fair value, the Company shall allocate the securities to be included as follows: (i) first, the securities requested to be included by the holders initiating such registration, or the Company as the case may be, and (ii) second, Registrable Securities requested to be included in such registration and Third Party Registrable Securities (other than securities covered by item (i) immediately above), if any, pro rata on the basis of the number of Registrable Securities requested to be included in such registration in proportion to the aggregate number of Registrable Securities requested to be included in such registration plus Third Party Registrable Securities.
     (e) Selection of Underwritten Offerings. If an underwritten offering is contemplated in connection with a Piggyback Registration, the Company, if the registration is under Section 2(c), or the holders initiating such registration or the Company, as applicable, if the registration is under Section 2(d), shall select the investment banker(s) and manager(s) to be retained in connection with such offering and make any other decisions regarding the underwriting arrangements for the offering.
3. Contemporaneous Sales.
     Neither the Stockholders nor the Company shall effect any public sale or distribution of equity securities of the Company or any securities convertible into or exchangeable or exercisable for such securities during the seven calendar days prior to and the 90 calendar days after any underwritten Piggyback Registration has become effective (except as part of such underwritten registration).

4. Registration Procedures.
     Whenever any of the Stockholders have requested that any Registrable Securities be registered pursuant to Section 2 of this Agreement, the Company shall, within a reasonable time:
          (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective (provided that, before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish each of the Stockholders with copies of all such documents proposed to be filed);
          (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 120 calendar days, or for such longer period of time as may be necessary to complete the distribution contemplated by the registration statement;
          (c) furnish to each of the Stockholders such number of copies of such registration statement, each amendment and supplement thereto and the prospectus (including each preliminary prospectus) prepared in conformity with the 1933 Act, and such other documents as such holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such holder;
          (d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as the managing underwriter(s) or such holders may reasonably request;
          (e) at any time when a prospectus relating to such registration is required to be delivered under the 1933 Act and during the period that the Company is required to keep the registration statement effective, notify each of the Stockholders of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statement therein not misleading in light of the circumstances then existing, and, at the request of any such holder, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statement therein not misleading in light of the circumstances then existing;
          (f) except as otherwise provided herein, cause all such Registrable Securities to be listed or included on securities exchanges on which similar securities issued by the Company are then listed or included;
          (g) provide a transfer agent and registrar for all such Registrable Securities and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration statement;

          (h) enter into such customary agreements (including an underwriting agreement in customary form) and take such other customary actions as may be reasonably necessary to expedite or facilitate the disposition of such Registrable Securities;
          (i) obtain a “comfort” letter addressed to the Company from its independent public accountants in customary form and covering such matters of the type customarily covered by “comfort” letters; and
          (j) make available for inspection by each of the Stockholders, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such holder, underwriter, attorney, accountant or agent in connection with such registration statement.
5. Indemnification.
     (a) The Company shall indemnify, to the extent permitted by law, each of the Stockholders, and each such Stockholder’s officers, directors and managers and each Person who controls such holder (within the meaning of the 1933 Act or the Exchange Act of 1934, as amended (the “1934 Act”)), if applicable, against all losses, claims, damages, liabilities (joint or several) and expenses (including reasonable attorneys’ and other professionals’ fees) (collectively, “Losses”) arising out of or resulting from (i) any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by any such holder’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same; or (ii) any violation or alleged violation by the Company of any of the 1933 Act, the 1934 Act or any applicable state securities laws, or any rules promulgated under any such acts or laws. In connection with an underwritten offering, the Company shall indemnify the underwriters, their officers and directors, and each Person who controls such underwriters (within the meaning of the 1933 Act or the 1934 Act) to the same extent as provided above with respect to the indemnification of the Stockholders.
     (b) In connection with any registration statement in which any Stockholder is participating, each such Stockholder shall furnish to the Company in writing such information as is reasonably requested by the Company for use in any such registration statement or prospectus and shall indemnify, to the extent permitted by law, the Company, its officers, directors and managers and each Person who controls the Company (within the meaning of the 1933 Act or the 1934 Act), against any Losses resulting from any untrue or alleged untrue statement of material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading in light of the circumstances then existing, but only to the extent that such untrue statement or omission is contained in information so furnished in writing by the Stockholders specifically for use in preparing the registration statement. Notwithstanding the foregoing, the liability of each of the Stockholders under this Section 5(b) shall be limited to an amount equal to the net proceeds actually received by the Stockholder from the sale of Registrable Securities covered by the registration statement.
     (c) Any Person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying Party of any claim with respect to which it seeks indemnification, and (ii) unless in such indemnified Party’s reasonable judgment a conflict of interest between such indemnified and indemnifying Parties may exist with respect to such claim, permit such indemnifying Party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified Party. If such defense is assumed, the indemnifying Party shall not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). An indemnifying Party who is not entitled, or elects not, to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all Parties indemnified by such indemnifying Party with respect to such claim, unless in the reasonable judgment of any indemnified Party a conflict of interest may exist between such indemnified Party and any other of such indemnified Parties with respect to such claim.
6. Participation in Underwritten Offerings.
     No Stockholder may participate in any underwritten offering hereunder unless such Stockholder (a) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements under Section 2(e), and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, holdback agreements and other documents required under the terms of such underwriting arrangements.
7. Miscellaneous.
     (a) Notices. All notices that are required or permitted hereunder shall be in writing and shall be sufficient if personally delivered or sent by facsimile, registered or certified mail or Federal Express or other nationally recognized overnight delivery service. Any notices shall be deemed given upon the earlier of the date when received at, the day when delivered via facsimile or the third calendar day after the date when sent by registered or certified mail or the calendar day after the date when sent by Federal Express to, the address of the respective Party as set forth in the Merger Agreement, unless such address has been changed by notice to the other Parties hereto.
     (b) Restrictive Legend. Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws or any other applicable agreements):
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO, AND MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH, A REGISTRATION RIGHTS AGREEMENT AMONG THE COMPANY, THE

HOLDER OF THESE SECURITIES AND CERTAIN OTHER HOLDERS OF THE COMPANY’S SECURITIES, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY.
     (c) Amendments and Waivers. The provisions of this Agreement may be amended or terminated, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if approved in writing by the each Stockholder or by any agreement permitted by this Section 7.
     (d) Binding Effect. This Agreement shall bind and inure to the benefit of the respective successors (including any successor resulting from a merger or similar reorganization), assigns, heirs, and personal representatives of the Parties. In addition, without limiting the generality of the foregoing, if any Stockholder liquidates or reorganizes such that its assets are transferred to its own equity owners or partners or to another entity, such equity owners, partners or entity shall succeed to all of the rights of such Stockholder hereunder.
     (e) Governing Law. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of Delaware without regard to any choice of law or conflict of law, choice of forum or provision, rule or principle (whether of the State of Delaware or any other jurisdiction) that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. The Parties hereby irrevocably (i) submit themselves to the non-exclusive jurisdiction of the state and federal courts sitting in the State of Delaware and (ii) waive the right and shall not assert by way of motion, as a defense or otherwise in any action, suit or other legal proceeding brought in any such court, any claim that it, he or she is not subject to the jurisdiction of such court, that such action, suit or proceeding is brought in an inconvenient forum or that the venue of such action, suit or proceeding is improper. Each Party also irrevocably and unconditionally consents to the service of any process, pleadings, notices or other papers in a manner permitted by the notice provisions of Section 7(a). EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.
     (f) Counterparts. This Agreement may be executed in two or more counterparts (delivery of which may occur via facsimile), each of which shall be binding as of the date first written above, and, when delivered, all of which shall constitute one and the same instrument. This Agreement and any other certificate, instrument, agreement or document required to be delivered pursuant to the terms of the Merger Agreement, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or as an attachment to an electronic mail message in “pdf” or similar format, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party hereto or to any such agreement or instrument, each other Party hereto or thereto shall re-execute original forms thereof and deliver them to all other Parties. No Party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic mail attachment in “pdf” or similar format to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or as an attachment to an electronic mail message as a defense to the formation of a contract and each such Party forever waives any such defense. A facsimile signature or electronically scanned copy of a signature shall constitute and shall be deemed to be sufficient evidence of a Party’s execution of this Agreement, without necessity of further proof. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.
     (g) Interpretation. Unless the context of this Agreement clearly requires otherwise, (i) references to the plural include the singular, the singular the plural, the part the whole, (ii) references to any gender include all genders, (iii) “including” has the inclusive meaning frequently identified with the phrase “but not limited to,” and (iv) references to “hereunder” or “herein” relate to this Agreement. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified. Each accounting term used herein that is not specifically defined herein shall have the meaning given to it under GAAP. Any reference to a Party’s being satisfied with any particular item or to a Party’s determination of a particular item presumes that such standard will not be achieved unless such Party shall be satisfied or shall have made such determination in its sole or complete discretion.
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          IN WITNESS WHEREOF, the Parties have executed this Registration Rights Agreement as of the date first written above.

HEALTH BENEFITS DIRECT CORPORATION
By:	/s/ Alvin H. Clemens
	Name:	Alvin H. Clemens
	Title:	Chief Executive Officer and Chairman

STOCKHOLDERS
/s/ Robert J. Oakes
Robert J. Oakes

/s/ Jeff Brocco
Jeff Brocco

/s/ Tim Savery
Tim Savery

/s/ Lisa Roetz
Lisa Roetz

Signature Page to Registration Rights Agreement (SCA Shareholders)